Exhibit 28 (a) 3 under Form N-1A
Exhibit 3 (i) under Item 601/Reg. S-K

FEDERATED STOCK AND BOND FUND

Amendment No. 1
to the
DECLARATION OF TRUST
dated May 16, 2008

This Declaration of Trust is amended as follows:

A.           Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

"Section 5.  Establishment and Designation of Series or Class.  Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:
Federated Stock and Bond Fund
Class A Shares
Class B Shares
Class C Shares
Class K Shares
Institutional Shares

The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 12th day of February, 2009, to become effective on April 7, 2009.

WITNESS the due execution hereof this 12th day of February, 2009.

/s/ John F. Donahue	/s/ Peter E. Madden
John F. Donahue	Peter E. Madden

/s/ Thomas G. Bigley	/s/ Charles F. Mansfield, Jr.
Thomas G. Bigley	Charles F. Mansfield, Jr.

/s/ Joseph T. Conroy, Jr.	/s/ R. James Nicholson
John T. Conroy, Jr.	R. James Nicholson

/s/ Nicholas P. Constantakis	/s/ Thomas M. O’Neill
Nicholas P. Constantakis	Thomas M. O’Neill

/s/ John F. Cunningham	/s/ John S. Walsh
John F. Cunningham	John S. Walsh

/s/ J. Christopher Donahue	/s/ James F. Will
J. Christopher Donahue	James. F. Will

FEDERATED STOCK AND BOND FUND

Amendment No. 2
to the
DECLARATION OF TRUST
dated May 16, 2008

This Declaration of Trust is amended as follows:

A.           Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

"Section 5.  Establishment and Designation of Series or Class.  Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:

Federated Stock and Bond Fund
Class A Shares
Class B Shares
Class C Shares
Class R Shares
Institutional Shares

The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 12th day of August, 2010, to become effective on December 31, 2010.

WITNESS the due execution hereof this 9th day of November, 2010.

/s/ John F. Donahue	/s/ Peter E. Madden
John F. Donahue	Peter E. Madden

/s/ John T. Conroy, Jr.	/s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.	Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis	/s/ R. James Nicholson
Nicholas P. Constantakis	R. James Nicholson

/s/ John F. Cunningham	/s/ Thomas M. O’Neill
John F. Cunningham	Thomas M. O’Neill

/s/ J. Christopher Donahue	/s/ John S. Walsh
J. Christopher Donahue	John S. Walsh

/s/ Maureen Lally-Green	/s/ James F. Will
Maureen Lally-Green	James. F. Will

FEDERATED STOCK AND BOND FUND

Amendment No. 3
to the
DECLARATION OF TRUST
dated May 16, 2008

This Declaration of Trust is amended as follows:

A.           Strike Section 1 of Article I from the Declaration of Trust and substitute in its place the following:

“Section 1.  Name.  This Trust shall be known as Federated Asset Allocation Fund, and the Trustees may conduct the business of the Trust under that name or any other name as they may determine from time to time”.

B.           Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

"Section 5.  Establishment and Designation of Series or Class.  Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:

Federated Asset Allocation Fund
Class A Shares
Class B Shares
Class C Shares
Class R Shares
Institutional Shares”

C.	Strike Section 9 of Article XII from the Declaration of Trust and substitute in its place the following:

“Section 9.  Use of Name.  The Trust acknowledges that “Federated Investors, Inc.” has reserved the right to grant the non-exclusive use of the name “Federated Asset Allocation Fund” or any derivative thereof to any other investment company, investment company portfolio, investment adviser, distributor, or other business enterprise, and to withdraw from the Trust or one or more Series or Classes any right to the use of the name “Federated Asset Allocation Fund”."

The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 9th day of November, 2010, to become effective on January 31, 2011.

WITNESS the due execution hereof this 9th day of November, 2010.

/s/ John F. Donahue	/s/ Peter E. Madden
John F. Donahue	Peter E. Madden

/s/ John T. Conroy, Jr.	/s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.	Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis	/s/ R. James Nicholson
Nicholas P. Constantakis	R. James Nicholson

/s/ John F. Cunningham	/s/ Thomas M. O’Neill
John F. Cunningham	Thomas M. O’Neill

/s/ J. Christopher Donahue	/s/ John S. Walsh
J. Christopher Donahue	John S. Walsh

/s/ Maureen Lally-Green	/s/ James F. Will
Maureen Lally-Green	James. F. Will